EXHIBIT "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Transcontinental Realty Investors, Inc. Investors Relations Gene Bertcher (800) 400-6407 investor.relations®transconrealty-invest.com

Transcontinental Realty Investors, Inc. Reports Third Quarter 2014 Results

DALLAS (November 13, 2014) — Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported results of operations for the third quarter ended September 30, 2014. ICI announced today that the Company reported a net loss applicable to common shares of $2.6 million or $0.29 per diluted earnings per share, as compared to a net loss applicable to common shares of $6.2 million or $0.74 per diluted earnings per share for the same period ended 2013.

Management's efforts to enhance the value of our overall portfolio has resulted in the continuing improvement in the Company's results of operations. We continue to see growth in the multifamily market with increasing rents, stable operating expenses, and an occupancy rate over 93%. We are diligent in our mission to provide high-quality living opportunities to our tenants.

In our commercial portfolio, we are seeing the benefit of our efforts with new leases executed and increasing rents as first year concessions expire. We believe that we will continue to see growth in our commercial portfolio as the economic conditions improve and we capitalize on the influx of attractive prospects in the pipeline.

Our ability to take advantage of lower-interest rate mortgages available has reduced our monthly obligations and increased cash flow within our multifamily portfolio.

The positive results of operations has allowed the Company to invest in mortgage receivables in various multifamily projects not under the Company's ownership. We will continue to invest in the multifamily market, as conditions are optimal for achieving a high return on our investment.

Rental and other property revenues were slightly lower for the three months ended September 30, 2014, as compared to the same period in the prior year. This was mainly attributable to our commercial portfolio which was lower in the current period related to some prior year larger square-foot tenants down-sizing or moving out and first year lease specials for new tenants. Rental revenue from our apartment portfolio increased in the current period as we continue to excel with high occupancy rates and increasing rental rates.

Property operating expenses were $10.1 million for the three months ended September 30, 2014, representing an increase of $0.6 million as compared to the same period in the previous year. Operating expenses have remained consistent with prior periods due to labor efficiencies and improvements in preventative maintenance across the portfolio, with only an increase in real estate taxes as a result of the increase in the value of our portfolio and some non-recurring repair projects completed in the current period.

General and administrative expenses decreased $0.4 million for the three months ended September 30, 2014, as compared to the same period in prior year. The majority of this decrease was in the land portfolio which was mainly due to a reduction in legal fees.

Interest income was $3.1 million for the three months ended September 30, 2014, representing an increase of $1.0 million as compared to the same period in the prior year. During the current quarter, we invested $17.3 million in mortgage receivables which would increase the basis for our interest income.

About Transcontinental Realty Investors, Inc.

Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company's website at www.transconrealty-invest.com.

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $175 and $165 for the three months and $526 and $497 for the nine months ended 2014 and 2013, respectively, from related parties)	$18,466	$18,663	$55,281	$55,257

Expenses:
Property operating expenses (including $161 and $169 for the three months and $454 and $522 for the nine months ended 2014 and 2013, respectively, from related parties)	10,077	9,543	28,640	27,041
Depreciation and amortization	4,415	4,024	12,967	11,737
General and administrative (including $714 and $665 for the three months and $2,114 and $2,105 for the nine months ended 2014 and 2013, respectively, from related parties)	1,131	1,468	5,417	4,696
Provision on impairment of notes receivable and real estate assets	-	214	-	214
Net income fee to related party	(186)	55	514	159
Advisory fee to related party	1,826	2,168	5,490	6,377
Total operating expenses	17,263	17,472	53,028	50,224
Net operating income	1,203	1,191	2,253	5,033

Other income (expenses):
Interest income (including $2,718 and $2,168 for the three months and $8,835 and $6,456 for the nine months ended 2014 and 2013, respectively, from related parties)	3,064	2,131	9,181	6,427
Other income	344	72	741	242
Mortgage and loan interest (including $0 and $397 for the three months and $31 and $1,323 for the nine months ended 2014 and 2013, respectively, from related parties)	(7,214)	(7,280)	(21,286)	(22,380)
Deferred borrowing costs amortization	(829)	(72)	(2,043)	(2,440)
Loan charges and prepayment penalties	(1,044)	-	(2,626)	(3,963)
Loss on the sale of investments	-	(275)	-	(283)
Earnings (losses) from unconsolidated joint ventures and investees	10	(30)	(5)	(28)
Litigation settlement	(86)	(2,739)	3,666	(2,727)
Total other expenses	(5,755)	(8,193)	(12,372)	(25,152)
Loss before gain on land sales, non-controlling interest, and taxes	(4,552)	(7,002)	(10,119)	(20,119)
Gain (loss) on land sales	40	-	634	(48)
Net loss from continuing operations before taxes	(4,512)	(7,002)	(9,485)	(20,167)
Income tax benefit	786	402	5,030	8,210
Net loss from continuing operations	(3,726)	(6,600)	(4,455)	(11,957)
Discontinued operations:
Net gain (loss) from discontinued operations	477	1,021	(454)	(935)
Gain on sale of real estate from discontinued operations	1,770	127	14,826	24,392
Income tax expense from discontinued operations	(786)	(402)	(5,030)	(8,210)
Net income from discontinued operations	1,461	746	9,342	15,247
Net income (loss)	(2,265)	(5,854)	4,887	3,290
Net income attributable to non-controlling interest	(81)	(97)	(292)	(323)
Net income (loss) attributable to Transcontinental Realty Investors, Inc.	(2,346)	(5,951)	4,595	2,967
Preferred dividend requirement	(227)	(279)	(778)	(830)
Net income (loss) applicable to common shares	$(2,573)	$(6,230)	$3,817	$2,137

Earnings per share - basic
Net loss from continuing operations	$(0.46)	$(0.83)	$(0.65)	$(1.56)
Net income from discontinued operations	0.17	0.09	1.10	1.81
Net income (loss) applicable to common shares	$(0.29)	$(0.74)	$0.45	$0.25

Earnings per share - diluted
Net loss from continuing operations	$(0.46)	$(0.83)	$(0.65)	$(1.56)
Net income from discontinued operations	0.17	0.09	1.10	1.81
Net income (loss) applicable to common shares	$(0.29)	$(0.74)	$0.45	$0.25

Weighted average common shares used in computing earnings per share	8,688,018	8,413,469	8,505,991	8,413,469
Weighted average common shares used in computing diluted earnings per share	8,688,018	8,413,469	8,505,991	8,413,469

Amounts attributable to Transcontinental Realty Investors, Inc.
Net loss from continuing operations	$(3,807)	$(6,697)	$(4,747)	$(12,280)
Net income from discontinued operations	1,461	746	9,342	15,247
Net income (loss)	$(2,346)	$(5,951)	$4,595	$2,967

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2014	2013
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$717,575	$777,974
Real estate held for sale at cost, net of depreciation ($2,066 for 2014 and $2,390 for 2013)	44,289	16,427
Real estate subject to sales contracts at cost, net of depreciation ($2,212 for 2014 and $1,949 for 2013)	20,963	29,353
Less accumulated depreciation	(109,004)	(127,952)
Total real estate	673,823	695,802
Notes and interest receivable:
Performing (including $69,854 in 2014 and $66,431 in 2013 from related parties)	82,204	69,626
Non-performing	574	543
Less allowance for doubtful accounts (including $1,825 in 2014 and $2,098 in 2013 from related parties)	(1,990)	(2,262)
Total notes and interest receivable	80,788	67,907
Cash and cash equivalents	4,285	16,086
Restricted cash	27,811	31,799
Investments in unconsolidated joint ventures and investees	1,503	1,697
Receivable from related party	71,066	52,380
Other assets	36,714	32,000
Total assets	$895,990	$897,671

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$545,338	$562,734
Notes related to real estate held for sale	42,883	17,100
Notes related to real estate subject to sales contracts	18,769	23,011
Deferred gain (from sales to related parties)	53,096	53,096
Accounts payable and other liabilities (including $4,327 in 2014 and $4,697 in 2013 to related parties)	39,319	50,160
Total liabilities	699,405	706,101

Shareholders’ equity:
Preferred stock, Series C: $0.01 par value, authorized 10,000,000 shares; issued and outstanding zero shares in 2014 and 30,000 shares in 2013 (liquidation preference $100 per share). Series D: $0.01 par value, authorized, issued and outstanding 100,000 shares in 2014 and 2013 (liquidation preference $100 per share)	1	1
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 and 8,413,669 shares in 2014 and 2013, respectively; outstanding 8,717,767 and 8,413,469 shares in 2014 and 2013, respectively	87	84
Treasury stock at cost, 200 shares in 2014 and 2013	(2)	(2)
Paid-in capital	271,876	271,720
Retained earnings	(93,434)	(98,029)
Total Transcontinental Realty Investors, Inc. shareholders' equity	178,528	173,774
Non-controlling interest	18,057	17,796
Total shareholders' equity	196,585	191,570
Total liabilities and shareholders' equity	$895,990	$897,671